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                                                                    Exhibit 23.2



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Smartflex systems, Inc. of our report dated February 4, 1999, included in the 1998 Annual Report to Shareholders of Smartflex Systems, Inc.

Our audits also included the financial statement schedule of Smartflex Systems, Inc., listed in the Index at Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95434) pertaining to the 1995 Equity Incentive Plan of Smartflex Systems, Inc., the Registration statement (Form S-8 No. 33-95358) pertaining to the 1995 Employee Stock Purchase Plan of Smartflex Systems, Inc. and the Registration Statement (Form S-8 No. 33-95372) pertaining to the 1993 Equity Incentive Plan of Smartflex Systems, Inc. of our report dated February 4, 1999 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Smartflex Systems, Inc.


                                                /s/ Ernst & Young LLP


Orange County, California
April 2, 1999